Exhibit 99.1

California Pizza Kitchen Announces Financial Results for the First Quarter 2009

LOS ANGELES--(BUSINESS WIRE)--May 7, 2009--California Pizza Kitchen, Inc. (Nasdaq: CPKI) today reported revenues and net income for the first quarter ended March 29, 2009.

Highlights for the first quarter of 2009 relative to the same quarter a year ago were as follows:

  Total revenues decreased 2.2% to $161.1 million
  Comparable restaurant sales decreased 5.9%
  Net income of $2.6 million, or $0.11 per diluted share, compared to net income of $2.5 million, or $0.09 per diluted share

Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, "Our management team responded quickly to market conditions and we were able to drive profitability through rapid implementation of cost savings and efficiency measures. We also effectively leveraged lower cost of goods sold in addition to lower corporate expenses to achieve results that exceeded expectations. Our continued focus on service also rewarded us with record guest satisfaction scores.”

Rosenfield and Flax continued, “Our strategic approach in this environment includes moderate new restaurant development and a continued focus on franchising. We are also broadening our relationship with Kraft with the introduction of Flatbread Melts and our frozen products can now be found in 20,000 locations in all 50 states. While we expect the weak economy to keep pressure on our industry, we will continue to focus on increasing guest traffic, menu innovation, operational efficiency and cost control.”

Average weekly sales for the Company's 194 full service restaurants were $61,308 in the first quarter of 2009 compared to $65,489 for the same quarter last year.

During the first quarter, the Company added one full service restaurant in Wellesley, Massachusetts. In addition, the Company's franchise partners opened full service restaurants in Dubai, United Arab Emirates, and Lomas Verdes, a residential suburb of Mexico City, Mexico.

The Company also outlined its financial guidance for the second quarter of 2009 based on the following assumptions:

  Comparable restaurant sales of approximately negative 5.5% to negative 6.5%
  Opening three full service restaurants
  Opening one international full service franchise restaurant
  Earnings per diluted share of approximately $0.18-$0.20

The Company will host a conference call today at approximately 4:30 pm ET. A webcast of the conference call can be accessed at www.cpk.com.

California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check is approximately $14.30. As of May 7, 2009 the company operates, licenses or franchises 254 locations, of which 206 are company-owned and 48 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate," “guidance” and similar words.

Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are deteriorating economic conditions, revenue from third party licensees and franchisees, changing consumer preferences and demands, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our exposure to the California market and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Selected Unaudited Consolidated Financial and Operating Data
(Dollars in thousands, except for per share and operating data)

	Quarter Ended
	March 29,	March 30,
	2009	2008

Statement of Income:

Revenues:
Restaurant sales	$158,728	$162,768
Royalties from Kraft licensing agreement	1,151	871
Domestic franchise revenues	623	659
International franchise revenues	566	419
Total revenues	161,068	164,717

Costs and expenses:
Food, beverage and paper supplies	37,983	39,687
Labor (1)	61,102	62,099
Direct operating and occupancy	34,796	33,187
Cost of sales	133,881	134,973

General and administrative (2)	12,991	13,061
Depreciation and amortization	9,353	10,951
Pre-opening costs	729	1,668

Total costs and expenses	156,954	160,653

Operating income	4,114	4,064

Interest expense, net	(309)	(501)

Income before income tax provision	3,805	3,563
Income tax provision	1,213	1,106
Net income	$2,592	$2,457

Net income per common share:
Basic	$0.11	$0.09
Diluted	$0.11	$0.09

Shares used in computing net income per common share (in thousands):

Basic	23,917	26,757
Diluted	23,923	26,817

Operating Data:
Locations open at end of period	252	237
Company-owned full service restaurants open at
end of period	194	188
Average weekly company-owned full service
restaurant sales	$61,308	$65,489
18-month comparable company-owned
restaurant sales increase	-5.9%	0.4%
(1) Labor expense for the three months ended March 29, 2009 includes approximately $139,000 of stock-based compensation compared to $210,000 in the three months ended March 30, 2008.
(2) General and administrative expense for the three months ended March 29, 2009 includes approximately $1.6 million of stock-based compensation compared to $1.4 million in the three months ended March 30, 2008.

	Quarter Ended
	March 29,	March 30,
	2009	2008

Statement of Income Percentages (1):

Revenues:
Restaurant sales	98.5%	98.8%
Royalties from Kraft licensing agreement	0.7%	0.5%
Domestic franchise revenues	0.4%	0.4%
International franchise revenues	0.4%	0.3%
Total revenues	100.0%	100.0%

Costs and expenses:
Food, beverage and paper supplies	23.9%	24.4%
Labor (2)	38.5%	38.2%
Direct operating and occupancy	21.9%	20.3%
Cost of sales	84.3%	82.9%

General and administrative (3)	8.1%	7.9%
Depreciation and amortization	5.8%	6.6%
Pre-opening costs	0.5%	1.0%

Total costs and expenses	97.4%	97.5%

Operating income	2.6%	2.5%

Interest expense, net	-0.2%	-0.3%

Income before income tax provision	2.4%	2.2%
Income tax provision	0.8%	0.7%
Net income	1.6%	1.5%
(1) Percentages are expressed as a percentage of total revenues, except for cost of sales which is expressed as a percentage of restaurant sales.
(2) Labor percentage includes approximately 10 basis points attributable to stock-based compensation in both the three months ended March 29, 2009 and the three months ended March 30, 2008.
(3) General and administrative percentage includes approximately 100 basis points attributable to stock-based compensation in the three months ended March 29, 2009 compared to 90 basis points in the three months ended March 30, 2008.

Selected Consolidated Balance Sheet Information
(Dollars in thousands)

Selected Consolidated Balance	March 29,	December 28,
Sheet Information	2009	2008

Cash and cash equivalents	$19,381	$14,392
Total assets	373,434	368,413
Total debt	67,000	74,000
Stockholders' equity	179,371	174,532

California Pizza Kitchen, Inc.
Units Summary

	Total Units at				Total Units at
First Quarter 2009	December 28, 2008	Opened	Acquired	Closed	March 29, 2009
Company-owned full service domestic	193	1	-	-	194
Company-owned ASAP domestic	9	-	-	-	9
Company-owned LA Food Show	2	-	-	-	2
Franchised domestic	19	-	-	-	19
Franchised international	26	2	-	2	26
Sports and entertainment venues	3	-	-	1	2
Total	252	3	-	3	252

CONTACT:
California Pizza Kitchen
Media: Sarah Grover
Investors: Sue Collyns
310-342-5000